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                                                                  EXHIBIT (a)(9)


            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYOR. -- Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

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                              GIVE THE                                                               GIVE THE EMPLOYER
FOR THIS TYPE OF ACCOUNT:     SOCIAL SECURITY                   FOR THIS TYPE OF ACCOUNT:            IDENTIFICATION
                              NUMBER OF --                                                           NUMBER OF --
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
 1. An individual's account    The individual                   9. A valid trust, estate,            The legal entity (Do not
 2. Two or more individuals    The actual owner of the             or pension trust                  furnish the identifying
    (joint account)            account or, if combined                                               number of the personal
                               funds, the first individual                                           representatives or trustee
                               on the account(1)                                                     unless the legal entity
 3. Husband and wife (joint    The actual owner of the                                               itself is not designated in
    account)                   account or, if joint funds,                                           the account title.)(5)
                               either person(1)                10. Corporate account                 The corporation
 4. Custodian account of a     The minor(2)                    11. Religious, charitable,            The organization
    minor (Uniform Gift to                                         or educational
    Minors Act)                                                     organization
 5. Adult and minor (joint     The adult or, if the minor      12. Partnership account held          The partnership
    account)                   is the only contributor, the        in the name of the
                               minor(1)                            business
 6. Account in the name of     The ward, minor, or             13. Association, club, or             The organization
    guardian or committee for  incompetent person(3)               other tax-exempt
    a designated ward, minor,                                      organization
    or incompetent person                                      14. A broker or registered            The broker or nominee
 7. a. The usual revocable     The grantor-trustee(1)              nominee
       savings trust account                                   15. Account with the                  The public entity
       (grantor is also                                            Department of Agriculture
       trustee)                                                    in the name of a public
    b. So-called trust         The actual owner(1)                 entity (such as a State
       account that is not a                                       or local government,
       legal or valid trust                                        school district, or
       under State law                                             prison) that receives
 8. Sole proprietorship        The owner(4)                        agricultural program
    account                                                        payments

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(1) List first and circle the name of the person whose number you furnish. If only one person on the account has a social security number, that person's number must be listed.

(2) Circle the minor's name and furnish the minor's social security number.

(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.

(4) Show the name of the owner.

(5) List first and circle the name of the legal trust, estate, or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.
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            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

                                     PAGE 2

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYOR, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYOR. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

Certain payments that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6045, and 6050A.

PRIVACY ACT NOTICE. -- Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes. Payors must be given the numbers whether or not recipients are required to file tax returns. Payors must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payor. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER. -- If you fail to furnish your taxpayer identification number to a payor, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING. -- If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION. -- Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

(4) MISUSE OF TINS. -- If the requester discloses or uses TINs in violation of federal law, the requester may be subject to civil and criminal penalties.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE

OBTAINING A NUMBER

If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from backup withholding on ALL payments include the following:

  - A corporation.
  - A financial institution.
  - An organization exempt from tax under section 501(a), or an individual retirement plan.
  - The United States or any agency or instrumentality thereof.
  - A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.
  - A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.
  - An international organization or any agency, or instrumentality thereof.
  - A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.
  - A futures commission merchant registered with the Commodity Futures Trading Commission.
  - A real estate investment trust.
  - A common trust fund operated by a bank under section 584(a).
  - A middleman known in the investment community as a nominee or who is listed in the most recent publication of the American Society of Corporate Secretaries, Inc., Nominee List.
  - A trust exempt from tax under section 664 or described in section 4947.
  - An entity registered at all times under the Investment Company Act of 1940.
  - A foreign central bank of issue.

PAYMENTS EXEMPT FROM BACKUP WITHHOLDING

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:
  - Payments to nonresident aliens subject to withholding under section 1441.
  - Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.
  - Payments of patronage dividends where the amount received is not paid in money.
  - Payments made by certain foreign organizations.
  - Section 404(k) payments made by an ESOP.

Payments of interest not generally subject to backup withholding include the following:
  - Payments of interest on obligations issued by individuals. However, if you pay $600 or more in interest in the course of your trade or business to a payee, you must report the payment. Backup withholding applies to the reportable payment if the payee has not provided a TIN or has provided an incorrect TIN.
  - Payments of tax-exempt interest (including exempt-interest dividends under section 852).
  - Payments described in section 6049(b)(5) to non-resident aliens.
  - Payments on tax-free covenant bonds under section 1451.
  - Payments made by certain foreign organizations.
  - Mortgage interest paid to you.

Other types of payments that generally are exempt from backup withholding include:

  - Wages.
  - Distributions from a pension, annuity, profit-sharing or stock bonus plan, or an IRA.
  - Certain surrenders of life insurance contracts.
  - Gambling winnings, if withholding is required under section 3402(q). However, if withholding is not required under section 3402(q), backup withholding applies if the payee fails to furnish a TIN.
  - Real estate transactions reportable under section 6045.